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As filed with the Securities and Exchange Commission on October 29, 2003

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EPIX MEDICAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-3030815 (I.R.S. Employer Identification No.)
71 Rogers Street Cambridge, Massachusetts 02142 (617) 250-6000 (Address of Principal Executive Offices)

EPIX MEDICAL, INC. AMENDED AND RESTATED 1992 EQUITY INCENTIVE PLAN
EPIX MEDICAL, INC. AMENDED AND RESTATED 1996 DIRECTOR STOCK OPTION PLAN
EPIX MEDICAL, INC. AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN

Michael D. Webb, Chief Executive Officer
EPIX Medical, Inc.
71 Rogers Street
Cambridge, Massachusetts 02142
(617) 250-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

William T. Whelan, Esquire
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
(617) 542-6000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of registration fee

Common Stock, $.01 par value	500,000	$17.95	$ 8,975,000	$726.08

Common Stock, $.01 par value	100,000	$17.95	$ 1,795,000	$145.22

Common Stock, $.01 par value	50,000	$17.95	$ 897,500	$ 72.61

	650,000		$11,667,500	$943.91

(1)
The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon exercise of options which have been granted and/or may hereafter be granted under the EPIX Medical, Inc. Amended and Restated 1992 Equity Incentive Plan, the EPIX Medical, Inc. Amended and Restated 1996 Director Stock Option Plan and the EPIX Medical, Inc. Amended and Restated 1996 Employee Stock Purchase Plan (collectively the "Option Plans"). The maximum number of shares which may be sold upon exercise of options granted under the Option Plans is subject to adjustment in accordance with certain anti-dilution and other provisions of such Option Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)
This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act. The fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the Nasdaq National Market as of a date October 23, 2003 within 5 business days prior to filing this Registration Statement.

EXPLANATORY NOTES

1.
In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Option Plans.

2.
The content of the Registration Statement on Form S-8 (File No. 333-30531) of EPIX Medical, Inc. is hereby incorporated by reference. The purpose of this Form S-8 is to reflect an increase in the number of shares authorized for issuance under the Amended and Restated 1992 Equity Incentive Plan.

3.
The content of the Registration Statement on Form S-8 (File No. 333-30533) of EPIX Medical, Inc. is hereby incorporated by reference. The purpose of this Form S-8 is to reflect an increase in the number of shares authorized for issuance under the Amended and Restated 1996 Director Stock Option Plan.

4.
The content of the Registration Statement on Form S-8 (File No. 333-41477) of EPIX Medical, Inc. is hereby incorporated by reference. The purpose of this Form S-8 is to reflect an increase in the number of shares authorized for issuance under the Amended and Restated 1996 Employee Stock Purchase Plan.

Exhibits.

5.1
Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered

23.1
Consent of Ernst & Young LLP

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on this 29th day of October, 2003.

EPIX MEDICAL, INC.
By:	/s/ MICHAEL D. WEBB Michael D. Webb Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. WEBB
Michael D. Webb	Chief Executive Officer and Director (Principal Executive Officer)	October 29, 2003
/s/ PEYTON J. MARSHALL
Peyton J. Marshall	Senior Vice President and Chief Financial Officer	October 29, 2003
/s/ CHRISTOPHER F. O. GABRIELI
Christopher F. O. Gabrieli	Chairman of the Board and Director	October 29, 2003
/s/ STANLEY T. CROOKE
Stanley T. Crooke, M.D., Ph.D.	Director	October 29, 2003
/s/ PETER WIRTH
Peter Wirth	Director	October 29, 2003

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EXPLANATORY NOTES
SIGNATURES